N E W S   R E L E A S E

HAVERTYS REPORTS RESULTS FOR FIRST QUARTER 2010

ATLANTA, GEORGIA, May 5, 2010 -- HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) reports solid first quarter 2010 operating results, with increased sales of 8.2%, strong gross profit margins and decreased operating costs.  Earnings per share for the first quarter of 2010 are $0.11 compared to a loss per share of ($0.34) for the same period of 2009.

Clarence H. Smith, president and chief executive officer, said, “We continued to grow our market share for the second consecutive quarter through the strength of our brand as comparable store sales were up 10.1%.  We recorded our third consecutive quarter of profits with our disciplined approach to product pricing and operating costs.  As Havertys marks its 125th anniversary, we are inspired by the tenacity shown by associates of previous eras during difficult economic conditions.  Despite today’s economic uncertainty, we continue to invest in our current store base and technology.  We believe that our strategies of focusing on the customer and essential operations will provide for profitable and sustainable long-term growth.”

Financial Highlights

First Quarter 2010 Compared to First Quarter 2009
•	Net sales increased 8.2% to $156.0 million and comparable store sales increased 10.1%.
•	Gross profit margins increased to 52.1% as a percent of sales from 51.1% due to reductions in the volume of close-out merchandise, pricing discipline and product mix.
•	Selling, general and administrative costs decreased $2.0 million with reductions in all major categories either measured in dollars or efficiencies as a percentage of sales.
•
Income tax expense reflects a reduction in our valuation allowance on deferred tax assets of $0.9 million or $0.04 per share compared to an increase in the allowance in the prior period of $2.7 million or $0.13 per share.

•	Our retail store count is 119 versus 121 in 2009.
Other
•	Cash at the end of the first quarter of 2010 totaled $52.4 million.
•	We have no funded debt and $39.0 million of availability under our credit facility. Our debt to total capital ratio at the end of the first quarter of 2010 is 2.8%.
•	Our written business for the second quarter to date of 2010 is up 8.8%.

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NEWS RELEASE – May 5, 2010	Page 2

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2010	2009

Net sales	$156,036	$144,238
Cost of goods sold	74,771	70,475
Gross profit	81,265	73,763

Credit service charges	214	393
Gross profit and other revenue	81,479	74,156

Expenses:
Selling, general and administrative	78,879	80,879
Interest, net	208	176
Provision for doubtful accounts	162	415
Other income, net	(202)	(121)
Total expenses	79,047	81,349

Income (loss) before income taxes	2,432	(7,193)
Income taxes	78	70

Net income (loss)	$2,354	$(7,263)

Basic earnings (loss) per share:
Common Stock	$0.11	$(0.34)
Class A Common Stock	$0.11	$(0.33)

Diluted earnings (loss) per share:
Common Stock	$0.11	$(0.34)
Class A Common Stock	$0.10	$(0.33)

Basic weighted average common shares outstanding:
Common Stock	17,578	17,322
Class A Common Stock	3,874	4,005

Diluted weighted average common shares outstanding:
Common Stock	21,821	21,327
Class A Common Stock	3,874	4,005

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NEWS RELEASE – May 5, 2010	Page 3

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets (In thousands)

	March 31,	December 31,	March 31,
	2010	2009	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$52,445	$44,466	$9,478
Accounts receivable, net of allowance	14,458	15,299	18,191
Inventories, at LIFO cost	93,651	93,301	99,384
Other current assets	14,096	15,235	16,227
Total current assets	174,650	168,301	143,280

Accounts receivable, long-term	736	844	1,607
Property and equipment	172,620	176,363	188,052
Deferred income taxes	9,935	9,114	7,813
Other assets	6,479	6,311	6,330

	$364,420	$360,933	$347,082

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	43,961	49,336	39,220
Customer deposits	18,197	14,002	14,303
Deferred income taxes	7,680	7,750	6,891
Current portion of lease obligations	381	357	323
Total current liabilities	70,219	71,445	60,737

Lease obligations, less current portion	6,718	6,826	7,100
Other liabilities	38,503	38,105	41,017
Total liabilities	115,440	116,376	108,854

Stockholders' equity	248,980	244,557	238,228

	$364,420	$360,933	$347,082

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NEWS RELEASE – May 5, 2010	Page 4

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2010	2009
Operating Activities
Net income (loss)	$2,354	$(7,263)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,305	5,149
Share-based compensation expense	622	521
Provision for doubtful accounts	162	415
Net gain on sale of property and equipment	(127)	(16)
Other	(904)	(48)

Changes in operating assets and liabilities	1,174	886

Net cash provided by (used in) operating activities	7,586	(356)

Investing Activities
Capital expenditures	(873)	(537)
Proceeds from sale-leaseback transaction	-	6,625
Proceeds from sale of property and equipment	205	21
Other investing activities	-	99

Net cash (used in) provided by investing activities	(668)	6,208

Financing Activities
Proceeds from borrowings under revolving credit facility	-	5,800
Payments of borrowings under revolving credit facility	-	(5,800)

Net change in borrowings under revolving credit facility	-	-
Payments on lease obligations	(84)	(71)
Proceeds from exercise of stock options	1,593	-
Other financing activities	(448)	-

Net cash provided by (used in) financing activities	1,061	(71)

Increase in cash and cash equivalents	7,979	5,781

Cash and cash equivalents at beginning of period	44,466	3,697

Cash and cash equivalents at end of period	$52,445	$9,478

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NEWS RELEASE -- May 5, 2010	Page 5

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES

Valuation Allowance and GAAP to Non-GAAP Reconciliation

Our income tax expense for the first quarters in 2010 and 2009 included a non-cash (benefit) or charge for a valuation allowance related to our deferred tax assets.  The adjustments to this valuation allowance do not result in ongoing cash expenditures, and, in our view, do not otherwise have a material impact on our ongoing business operations. Accordingly, we believe that providing non-GAAP financial measures that exclude the impact of this valuation expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.  The following table excludes the effect of changes in this valuation allowance from our calculation of the following: non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per common share and reconciles these amounts to our GAAP results (amounts in thousands except per share data):

	Quarter Ended				Quarter Ended
	March 31, 2010				March 31, 2009
	GAAP		Non-GAAP		GAAP		Non-GAAP

Income (loss) before income taxes	$2,432	$0.11	$2,432	$0.11	$(7,193)	$(0.34)	$(7,193)	$(0.34)

Income taxes:

Current and deferred tax expense (benefit)	969	0.04	969	0.04	(2,666)	(0.13)	(2,666)	(0.13)
Valuation allowance	(891)	(0.04)			2,736	0.13

Total tax expense (benefit)	78	0.00	969	0.04	70	0.00	(2,666)	(0.13)

Net income (loss)	$2,354	$0.11	$1,463	$0.07	$(7,263)	$(0.34)	$(4,527)	$(0.21)

Havertys, established in 1885, is a full-service home furnishings retailer with 119 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle  to upper-middle price ranges.  Additional information is available on the company's website at www.havertys.com.

News releases include forward-looking statements, which are subject to risks and uncertainties.  Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the company's reports filed with the SEC.

The company will sponsor a conference call Thursday, May 6, 2010 at 10:00 a.m. Eastern Daylight Time to review the first quarter.  Listen-only access to the call is available via the web at www.havertys.com (For Investors) and at www.streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.

SOURCE: Haverty Furniture Companies, Inc.
Dennis L. Fink, EVP & CFO
404-443-2900
or
Jenny Hill Parker, VP, Secretary & Treasurer
404-443-2900